LOAN SETTLEMENT AGREEMENT


         THIS LOAN SETTLEMENT AGREEMENT (this "Agreement") is made and entered into as of March 31, 2004, by and among Fleet National Bank ("Fleet"), as Agent for the lenders a party to the Credit Agreement (as hereinafter defined) ("Agent"), Fleet, as a Tranche A Lender and a Tranche B Lender, Ski Partners LLC, a Delaware limited liability company (f/k/a Ski Partners 2000, a Delaware general partnership), as a Tranche A Lender and a Tranche B Lender ("Ski 2000"; Fleet and Ski 2000 are hereinafter referred to collectively as the "Lenders"), Oak Hill Capital Partners, L.P., a Delaware limited partnership, as a former Tranche C Lender ("Oak Hill"), OHSF ASTC, LLC, a Delaware limited liability company, as a former Tranche C Lender ("OHSF"; and Oak Hill and OHSF are hereinafter referred to collectively as the "Former Tranche C Lenders"), American Skiing Company Resort Properties, Inc., a Maine corporation ("Borrower"), The Canyons Resort Properties, Inc., a Maine corporation ("Canyons"), Killington, Ltd., a Vermont corporation ("KLTD"), and SP Land Company, LLC, a Delaware limited liability company ("SPLC"; and Borrower, Canyons, KLTD and SPLC are hereinafter referred to collectively as the "Borrower Parties").

                             STATEMENT OF BACKGROUND

         On July 31, 2000 Borrower, Agent, the Lenders, Senior Debt Portfolio, Eaton Vance Senior Income Trust and Oak Hill (collectively, the "Original Lenders") entered into that certain Second Amended and Restated Credit Agreement, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of August 20, 2001 by and among Borrower, the Original Lenders party thereto and Agent, that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of March 29, 2002 by and among Borrower, the Original Lenders a party thereto and Agent and that certain Waiver of Events of Default (the "Conditional Waiver Agreement") executed as of April 2, 2002 by and among Borrower, the Original Lenders a party thereto and Agent (as amended, and as affected by the Conditional Waiver Agreement, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to the Credit Agreement the Original Lenders made a loan to Borrower (the "Loan"). On or about August 31, 2001, Oak Hill assigned a $246,667.67 portion of its interest in the Loan to OHSF. The Loan is currently evidenced by the notes described on Exhibit A attached hereto and by this reference incorporated herein (collectively, the "Notes"). The Loan is currently secured by, among other things, the documents described on Exhibit B attached hereto and incorporated herein (collectively, the "Security Documents"; the Credit Agreement, the Notes, the Security Documents, and all other documents or instruments now or heretofore evidencing, securing or in any way relating to the Loan are sometimes hereinafter referred to collectively as the "Loan Documents"; and the real and personal property encumbered by the Loan Documents is hereinafter referred to collectively as the "Collateral").

         As Borrower acknowledged in the Conditional Waiver Agreement, an Event of Default occurred under the Credit Agreement as a result of (a) the Borrower's failure to pay to Agent, for the benefit of the Lenders, the mandatory principal payment in the amount of $3,750,000.00 due on or before March 30, 2002 pursuant to Section 2.2(a)(i) of the Credit Agreement (the "Payment Event of Default")

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and (b) the failure of Grand Summit Resort Properties, Inc. ("GSRP"), a subsidiary of Borrower, to pay in full on its maturity sums due under that certain note dated August 20, 2001 to Colorado First/PCL, a Joint Venture (the "GSRP Default"; the Payment Event of Default and the GSRP Default are referred to collectively as the "Designated Events of Default"). Pursuant to the Conditional Waiver Agreement, Agent and the A/B Lenders waived (the "Waiver") the Events of Default under the Credit Agreement which occurred as a result of the Designated Events of Default on and subject to the terms and conditions set forth in the Conditional Waiver Agreement.

         By letter to Borrower from Agent dated May 1, 2002 (the "Demand Letter") Borrower was notified that, pursuant to Paragraph 1 of the Conditional Waiver Agreement, Agent, on behalf of the A/B Lenders, rescinded the Waiver and that, in accordance with the terms of the Conditional Waiver Agreement, each of the Designated Events of Default would automatically be deemed Events of Default as of May 3, 2002. Pursuant to the Demand Letter, Borrower was also notified that Events of Default (collectively, the "Interest Payment Default"; the Designated Events of Defaults and the Interest Payment Default are hereinafter referred to collectively, as the "Existing Defaults") had occurred under the Credit Agreement as a result of Borrower's failure to pay the monthly interest payment due under Credit Agreement on April 1, 2002, in the amount of $324,552.78 on account of accrued interest for March, 2002 and the monthly interest payment due under the Credit Agreement on April 30, 2002, in the amount of $314,083.32 on account of accrued interest for April 2002. In the Demand Letter, Agent further notified Borrower that the A/B Lenders agreed that, notwithstanding anything to the contrary contained in Paragraph 3 of the Conditional Waiver Agreement or the Loan Documents, Borrower had the right to cure the Existing Defaults at any time on or before 5:00 p.m. (Atlanta, Georgia time) on May 17, 2002 (the "Cure Period Expiration Time") and Agent demanded, among other things, that Borrower cure the Existing Defaults on or prior to the Cure Period Expiration Time.

         Borrower failed to cure the Existing Defaults on or prior to the Cure Period Expiration Time. By letter to Borrower from Agent dated May 31, 2002 (the "Acceleration Letter") Borrower was notified that the indebtedness evidenced by the Credit Agreement, the Notes and the other Loan Documents had been and was thereby accelerated and declared immediately due and payable in full and that Agent and the Original Lenders were entitled to exercise any or all of Agent's and/or Original Lenders' rights and remedies under the Loan Documents, at law or in equity in connection with the Existing Defaults.

         On July 3, 2002, Paul W. Werner, Esq., as Trustee (the "Utah Trustee"), for the benefit of Agent filed that certain Notice of Default and Election to Sell dated and recorded on July 3, 2002 in the official records of the Summit County, Utah Recorder as Entry No. 623986, in Book 1458, at Page 1360-1363 (the "Sundial Notice of Default") with respect to that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement listed as
Item 1 on Exhibit A attached hereto (the "Sundial Deed of Trust"), and that certain Notice of Default and Election to Sell dated and recorded on July 3, 2002 in the aforesaid records as Entry No. 623984, in Book 1458, at Pages 1350-1355, as amended by Amended Notice of Default and Election to Sell dated July 18, 2002 and recorded on July 22, 2002 in the aforesaid records as Entry No. 625688, in Book 1461, at Pages 544-567 (as amended, the "A-2 Notice of Default"; the Sundial Notice of Default and the A-2 Notice of Default are hereinafter referred to collectively as the "Notices of Default") with respect to that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement listed as Item 8 on Exhibit A attached hereto (the "A-2 Deed of Trust"; the Sundial Deed of Trust and the A-2 Deed of Trust are hereinafter referred to collectively as the "Utah Deeds of Trust").

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         On September 16, 2002, the following documents were provided to the
Routt County, Colorado Public Trustee (the "Colorado Trustee") in connection with that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement dated September 4, 1998 between Borrower and Agent recorded December 11, 1998 at Reception No. 503248 in Deed Book 753, Page 387, Routt County, Colorado records (as amended, the "Steamboat Deed of Trust"): (a) Certificate of Ownership pursuant to C.R.S. ss.38-38-101(1)(d), (b) Affidavit re Principal Balance pursuant to C.R.S. ss.38-38-101(1)(e), (c) Notice of Public Trustee's Sale, (d) Public Trustee Certificates of Mailing re Notice of Sale,
(e) "Sale/Rule 120 Notice Mailing List", (f) Notice of Rights to Cure or Redeem ("Cure Notice"), (g) Public Trustee Certification of Mailing, and (h) "Rights Notice Mailing List" (collectively, the "Initial Colorado Foreclosure Documents"). On September 30, 2002, the Colorado Trustee issued the Cure Notice. On October 14, 2002 the following documents were provided to the Colorado Trustee in connection with the Steamboat Deed of Trust: (a) Amended Notice of Public Election and Demand for Sale by Public Trustee, (b) Affidavit Re Principal Balance, and (c) Notice of Public Trustee's Sale (collectively, the "Amended Colorado Foreclosure Documents"; the Initial Colorado Foreclosure Documents and the Amended Colorado Foreclosure Documents are hereinafter referred to collectively as, the "Colorado Foreclosure Documents"). On October 27, 2002, November 3, 2002, November 10, 2002 and November 17, 2002 the Colorado Trustee published the notice of the trustee's foreclosure sale pursuant to the Steamboat Deed of Trust in the Steamboat Pilot (the "Colorado Foreclosure Notice").

         On or about December 11, 2003, Senior Debt Portfolio and Eaton Vance Senior Income Trust assigned their respective Tranche A Promissory Notes to Ski 2000.

         On or about December 26, 2003, in connection with the sale by Borrower of the property encumbered by the Steamboat Deed of Trust and contemporaneous payment of a portion of the indebtedness under the Loan Documents, Agent withdrew the foreclosure action with respect to the Steamboat Deed of Trust and requested that the Colorado Trustee reconvey the property encumbered by the Steamboat Deed of Trust (the "Steamboat Property").

         The Borrower Parties, Agent, the Lenders and the Former Tranche C Lenders have reached a settlement with respect to the Borrower's obligations under the Loan Documents pursuant to which, among other things, (a) the Former Tranche C Lenders agreed to, and immediately prior to the effectiveness of this Agreement have, refinanced all of Borrower's obligations to the Former Tranche C Lenders under that certain Tranche C Promissory Note dated July 31, 2000 from Borrower to the order of OHSF ASTC, LLC in the original principal amount of TWO HUNDRED FORTY SIX THOUSAND SIX HUNDRED SIXTY SIX and 67/100 Dollars ($246,666.67); and that certain Tranche C Promissory Note dated July 31, 2000 from Borrower to the order of Oak Hill Capital Partners, L.P. in the original principal amount of ELEVEN MILLION SEVEN HUNDRED FIFTY THREE THOUSAND THREE HUNDRED THIRTY THREE and 33/100 Dollars ($11,753,333.33) (collectively, the "Tranche C Notes") and the other Loan Documents, (b) Ski 2000 and Fleet have agreed to waive certain late fees and interest relating to the indebtedness owing by Borrower to Ski 2000 and Fleet under the Loan Documents, (c) Ski 2000 has agreed to release Borrower from personal liability on account of the indebtedness owing to Ski 2000 under the Loan Documents, (d) Borrower and KLTD have agreed to convey certain assets to SPLC (in the case of the assets being conveyed by Borrower, such conveyance being made subject to the lien and encumbrance of the Loan Documents) in consideration for equity interests in SPLC, (e) Ski 2000 has agreed to substitute as collateral for the indebtedness and obligations of Borrower to Ski 2000 under the Loan Documents the membership interests of Borrower in SPLC, (f) Ski 2000 has agreed to exchange the indebtedness owing to Ski 2000 under the Loan Documents for a 75% preferred


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membership interest in SPLC, (g) SPLC has agreed to assume Borrower's obligations under the Loan Documents and to grant to Agent a mortgage on the real property contributed to SPLC by Borrower and KLTD to secure the obligations to Agent and Fleet under the Loan Documents, and (h) in connection with the foregoing assumption, Agent and the Lenders have agreed (i) to release all Collateral that is not being conveyed to SPLC and (ii) to release Borrower and Canyons from certain obligations under the Loan Documents, all in accordance with the terms of this Agreement and the other documents and instruments set forth on Schedule 1 attached hereto and made a part hereof (collectively, the "Settlement Documents"). Additionally, Fleet has agreed to provide a new senior secured term loan and revolving credit facility to SPLC (as reconstituted and owned 75% by Ski 2000) in order to refinance the indebtedness owning to Fleet under the Loan Documents and provide SPLC with working capital.

                             STATEMENT OF AGREEMENT

         FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) in hand paid, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do covenant and agree as follows:

                                   ARTICLE I
                  ACKNOWLEDGMENTS, WARRANTIES & REPRESENTATIONS

1.01     Authority.

(a) Authority of Borrower. Borrower acknowledges, agrees, warrants and represents to Agent and the Lenders that Borrower is a duly organized, validly existing corporation in good standing under the laws of the State of Maine; that Borrower has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Settlement Documents to which it is a party; that the execution, delivery, and performance of this Agreement and the other Settlement Documents to which it is a party by Borrower have been duly authorized pursuant to all requisite corporate action on behalf of Borrower and consented to and approved by all necessary parties; that the execution, delivery and performance of this Agreement and the other Settlement Documents to which it is a party by Borrower does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower, or (ii) result in a breach or constitute or cause a default under any indenture, agreement, lease, or instrument to which Borrower is a party; and that Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or, to the best of the Borrower's knowledge and belief, any indenture, agreement, lease, or instrument pertaining to or affecting the "ASCRP/SPLC Assets" (as hereinafter defined), except for the matters set forth on Exhibit "C" attached hereto and made a part hereof.

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(b) Authority of Canyons. Canyons acknowledges, agrees, warrants and represents to Agent and the Lenders that Canyons is a duly organized, validly existing corporation in good standing under the laws of the State of Maine; that Canyons has the power and authority to execute, deliver, and perform its obligations under this Agreement; that the execution, delivery, and performance of this Agreement by Canyons have been duly authorized pursuant to all requisite corporate action on behalf of Canyons and consented to and approved by all necessary parties; that the execution, delivery and performance of this Agreement by Canyons does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Canyons, or (ii) result in a breach or constitute or cause a default under any indenture, agreement, lease, or instrument to which Canyons is a party; and that Canyons is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award, except for the matters set forth on Exhibit "C" attached hereto and made a part hereof.

(c) Authority of KLTD. KLTD acknowledges, agrees, warrants and represents to Agent and the Lenders that KLTD is a duly organized, validly existing corporation in good standing under the laws of the State of Vermont; that KLTD has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Settlement Documents to which it is a party; that the execution, delivery, and performance of this Agreement and the other Settlement Documents to which it is a party by KLTD have been duly authorized pursuant to all requisite partnership action on behalf of KLTD and consented to and approved by all necessary parties; that the execution, delivery and performance of this Agreement and the other Settlement Documents to which it is a party by KLTD does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to KLTD, or (ii) result in a breach or constitute or cause a default under any indenture, agreement, lease, or instrument to which KLTD is a party; and that KLTD is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or, to the best of KLTD's knowledge and belief, any indenture, agreement, lease, or instrument material to the operation of the KLTD's business taken as a whole or pertaining to or affecting the "KLTD/SPLC Assets" (as hereinafter defined), except for the matters set forth on Exhibit "C" attached hereto and made a part hereof.

(d) Authority of SPLC. SPLC acknowledges, agrees, warrants and represents to Agent and the Lenders that SPLC is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is duly qualified to do business in the State of Vermont; that SPLC has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Settlement Documents to which it is a party; that the execution, delivery, and performance of this Agreement and the other Settlement Documents to which it is a party by SPLC have been consented to and approved by all necessary parties; that the execution, delivery and performance of this Agreement and the other Settlement Documents to which it is a party by SPLC does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to SPLC, or (ii) result in a breach or constitute or cause a default under any indenture, agreement, lease, or instrument to which SPLC is a party; and that SPLC is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease, or instrument material to the operation of the SPLC's business.

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1.02 Status of Loan. Each of Borrower and Canyons, jointly and severally, acknowledges, agrees, warrants, and represents to Agent and the Lenders as follows:

(a) Loan Documents. That, as of the date of this Agreement and prior to giving effect to the transactions contemplated hereby, the Loan Documents constitute valid and legally binding obligations of Borrower and Canyons and are enforceable against Borrower and Canyons and the Collateral in accordance with their terms; that, except as expressly provided in this Agreement or the other Settlement Documents, neither this Agreement nor any of the other Settlement Documents is intended to be, and none shall be deemed or construed to be, a modification, amendment, or waiver of the Loan or the Loan Documents, or any of them; that neither Borrower nor Canyons has any defenses, setoffs, objections, claims, counterclaims, or causes of action of any kind or nature whatsoever with respect to the Loan or the Loan Documents or the indebtedness evidenced and secured thereby or with respect to the administration of the Loan; and that Borrower and Canyons do hereby expressly waive, release, and relinquish any and all such defenses, setoffs, objections, claims, counterclaims, and causes of action.

(b) Indebtedness. That, as of the date of this Agreement and prior to (i) the refinance of the indebtedness owing to the Former Tranche C Lenders, (ii) the forgiveness of certain late fees and accrued interest by Ski 2000 and Fleet as contemplated herein, and (iii) the exchange of the indebtedness owing to Ski 2000 under the Loan Documents for a preferred membership interest in SPLC as contemplated herein, (A) the outstanding principal balance of the Loan was $47,957,915.53, and (B) interest, default charges and late fees in the aggregate amount of $29,361,071.06 had accrued and remained outstanding under the Loan Documents.

(c) No Satisfaction, Novation, Release or Waiver. That an Event of Default has occurred and is continuing under the Credit Agreement as a result of the Existing Defaults and as a result of the maturity of the Loan without payment in full of the amounts due and owing under the Loan Documents, that the Loan is now due and payable in full, that Agent was authorized to and has properly initiated foreclosure proceedings under the Utah Deeds of Trust and that any and all notices thereof required to be sent to the Borrower and/or Canyons, under the Loan Documents and applicable law have been properly and timely provided by the sending of the Demand Letter and the Acceleration Letter and the mailing and recording and service of the Notices of Default; that the three (3) month statutory reinstatement period that commenced with the filing of the Notices of Default has expired; that, except as expressly provided in this Agreement and the "Assumption Agreement" (as hereinafter defined), neither this Agreement nor any of the Settlement Documents is intended to be, and shall not be deemed or construed to be, a cure, satisfaction, reinstatement, novation, or release of the Loan or the Loan Documents, or any of them, or a waiver by Agent or the Lenders of any of the rights of Agent or the Lenders under the Loan Documents, or any of them, or at law or in equity; and that, except as otherwise expressly provided in this Agreement, Agent and the Lenders reserve all of their rights and remedies under the Loan Documents, at law, and in equity in connection with the Existing Defaults and any other Defaults or Events of Default that may now or hereafter exist.

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

(d) Assignment of Leases and Rents. That, as of the date hereof and prior to giving effect to the transactions contemplated herein, the documents listed as Items 1, 4, 8, 10, 11, and 12 on Exhibit B attached hereto constitute an unconditional, current, perfected assignment of rents, issues, and profits from the Collateral encumbered by such Security Documents, and all actions, if any, taken by Agent to exercise or invoke its rights to collect such rents, issues, and profits have been duly and properly taken by Agent; that, except as expressly provided in this Agreement, neither this Agreement nor any actions taken by any parties pursuant to this Agreement shall be deemed in any way whatsoever to revoke any such actions or to reinstate any rights of Borrower to collect such rents, it being the express intent of Borrower and Agent that Agent's security interests in such rents pursuant to such Security Documents remain and shall at all times remain perfected; and that Agent's rights under such Security Documents remain and shall at all times remain duly and properly exercised to the extent so exercised.

1.03     Title to Collateral and Legal Proceedings.

(a) ASCRP/SPLC Assets. Borrower hereby acknowledges, agrees, warrants and represents to Agent and the Lenders that, except for the liens created under the Loan Documents and the other encumbrances described in Exhibit "E" attached hereto and made a part hereof and, except for the pending litigation matters described on Exhibit "C" attached hereto and made a part hereof, there are no pending or threatened suits, judgments, arbitration proceedings, administrative claims, executions, or other legal or equitable actions or proceedings against the Borrower Parties, or any of the ASCRP/SPLC Assets or any liens, claims of lien, or other encumbrances against any of the ASCRP/SPLC Assets, or any pending or threatened condemnation proceedings or annexation proceedings affecting any of the ASCRP/SPLC Assets, or any agreements to convey any portion of any of the ASCRP/SPLC Assets, or any rights thereto to any person or entity other than SPLC as contemplated hereby, including, without limitation, any government or governmental agency.

(b) KLTD/SPLC Assets. KLTD hereby acknowledges, agrees, warrants and represents to Agent and the Lenders that, except for the encumbrances described in Exhibit "F" attached hereto and made a part hereof and, except for the pending litigation matters described on Exhibit "C" attached hereto and made a part hereof, there are no pending or threatened suits, judgments, arbitration proceedings, administrative claims, executions, or other legal or equitable actions or proceedings against KLTD, or any of the KLTD/SPLC Assets or any liens, claims of lien, or other encumbrances against any of the KLTD/SPLC Assets, or any pending or threatened condemnation proceedings or annexation proceedings affecting any of the KLTD/SPLC Assets, or any agreements to convey any portion of any of the KLTD/SPLC Assets, or any rights thereto to any person or entity other than SPLC as contemplated hereby, including, without limitation, any government or governmental agency.

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

1.04     Financial Statements.

(a) Borrower's Financials. Borrower hereby acknowledges, agrees, warrants and represents to Agent and the Lenders that Borrower's unaudited financial statements, dated as of February 22, 2004, which have been delivered to Fleet and Ski 2000 in connection with the execution and delivery of this Agreement, are true, complete, and accurate in all material respects and accurately represent Borrower's financial condition as of the date thereof (specifically including, but not limited to, the demarcation of any and all assets jointly owned or jointly titled with any other person), in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved, and contain no material misrepresentations, over-valuations, or omissions; that Borrower's financial condition has not materially or adversely changed between the date of said financial statements and the date of this Agreement; and that said financial statements have been provided to Fleet and Ski 2000 to induce Fleet and Ski 2000 to enter into this Agreement and the other Settlement Documents and to settle and compromise the Loan and are being relied upon by Fleet and Ski 2000 for such purposes.

(b) KLTD's Financials. KLTD hereby acknowledges, agrees, warrants and represents to Agent and the Lenders that KLTD's unaudited financial statements, dated as of February 22, 2004, which have been delivered to Fleet and Ski 2000 in connection with the execution and delivery of this Agreement, are true, complete, and accurate in all material respects and accurately represent KLTD's financial condition as of the date thereof (specifically including, but not limited to, the demarcation of any and all assets jointly owned or jointly titled with any other person), in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved, and contain no material misrepresentations, over-valuations, or omissions; that KLTD's financial condition has not materially or adversely changed between the date of said financial statements and the date of this Agreement; and that said financial statements have been provided to Fleet and Ski 2000 to induce Fleet and Ski 2000 to enter into this Agreement and the other Settlement Documents and to settle and compromise the Loan and are being relied upon by Fleet and Ski 2000 for such purposes.

1.05 Status of Killington Land. Each of Borrower and KLTD hereby acknowledges, agrees, warrants and represents to Agent and the Lenders as follows (provided, however, that the Agent and the Lenders acknowledge and agree that the following acknowledgements, agreements, warranties and representations made by KLTD only apply to KLTD and to the portion of the real property described on Exhibit "D" attached hereto and made a part hereof (the "Killington Land") owned by KLTD and do not apply to Borrower or the portion of the Killington Land owned by Borrower):

(a) Taxes. All payments of ad valorem taxes assessed against the Killington Land due and payable through the date of this Agreement and all other taxes, assessments, levies, license fees, permit fees, and other charges levied, assessed, confirmed, or imposed upon, or in respect of, the Killington Land, due and payable through the date of this Agreement, have been paid in full.

(b) Environmental Liability. Neither Borrower nor KLTD has any knowledge of (i) the existence on or at the Killington Land of any "hazardous substance" (as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss. 601, et seq.) or any other substance or material defined, designated, classified, or considered as toxic waste, hazardous, or toxic material or a hazardous, toxic, radioactive, or dangerous substance under any law relating to any hazardous substance at levels that violate applicable laws; or (ii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental agency in connection with any actual or alleged use, storage, holding, existence, release, emission,


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discharge, generation, processing, abatement, removal, disposition, handling, or transportation of any hazardous substance on or at the Killington Land at levels that violate applicable laws; and the Killington Land complies in all material respects with all applicable environmental laws and regulations, including those relating to air, soil, and water quality and storage, handling, and disposal of hazardous substances and waste.

(c) Payables and Receivables Statements. Except for property taxes not yet due and payable, there are no accounts payable which Borrower or KLTD has incurred with respect to the Killington Land as of the date of this Agreement; and there are no accounts receivable related to the Killington Land as of the date of this Agreement.

(d) Leases, Etc. Except as set forth on Schedule 1.05(d) attached hereto and made a part hereof, there are no leases, licenses or other agreements for the use or occupancy of the Killington Land, or any portion thereof (any such lease, license or agreement being herein referred to collectively as the "Leases"); Borrower has delivered to Fleet and Ski 2000, prior to the date hereof, true and correct copies of the Leases, including all amendments thereto or modifications thereof; there are no agreements between Borrower or KLTD and any person or entity concerning the use or occupancy of the Killington Land by any person or entity other than as set forth in the Leases; and there is no notice of default with respect to any Lease outstanding by either Borrower, KLTD or any of the other parties under any Lease, and to the best of Borrower's and KLTD's knowledge, there exist no defaults by Borrower, KLTD or any of the other parties under such Leases or any event or condition which, with the giving of notice or the passage of time or both, would constitute a default under any of such Leases.

(e) Compliance with Laws. There is no existing violation of any law, ordinance, regulation, license, permit, or authorization issued with respect to the Killington Land or the operations of the facilities and services thereon; and neither Borrower nor KLTD has received any written notice from any governmental entity claiming that Borrower, KLTD or the Killington Land is not presently in compliance with any such law, ordinance, regulation, license, permit, or authorization.

(f) Restrictive Covenants. That, except for the matters described in Exhibit "E" and Exhibit "F" attached hereto and made a part hereof, there are no restrictive covenants, easement agreements, development agreements or other agreements that restrict or limit development of the Killington Land, or any portion thereof; that neither Borrower nor KLTD has received any written notice asserting that the Killington Land, or any portion thereof, does not presently fully comply with all applicable requirements of all restrictive covenants, easement agreements, development agreements, or other agreements relating to the Killington Land, or any portion thereof, and no sum is owed by any of Borrower or KLTD to any other party under any such covenants or agreements; and that neither Borrower nor KLTD has received any written notice asserting that there is any breach or default, or any circumstance, event, or condition which, with notice or the lapse of time, or both, would become a breach or default, by any of Borrower or KLTD or any other party under or with respect to any restrictive covenant, easement agreement, development agreement, or other agreement pertaining to the Killington Land, or any portion thereof.

(g) Construction Obligations. That neither Borrower nor KLTD has any obligation to any person or entity (including any government or governmental agency) to construct any improvements of any kind or nature whatsoever either on the Killington Land or otherwise on account of its ownership of the Killington Land other than those obligations imposed by the zoning ordinances affecting the Killington Land and 10 V.S.A., Section 6001 et. seq. (commonly referred to as "Act 250"), which obligations shall only arise as a result of the voluntary election by the owner of the Killington Land, or a portion thereof, to construct improvements on the Killington Land, or a portion thereof.

(h) Other Killington Property. That, as of the date hereof and after giving effect to the transactions contemplated by this Agreement, Borrower and/or KLTD own (i) all land within PUD 408 (as depicted on Schedule 1.05(h) attached hereto) other than land owned by SPLC; and (ii) all land within PUD 400 (as depicted on Schedule 1.05(h) attached hereto) less (a) land owned by SPLC, and
(b) land owned by third parties not affiliated with KLTD or Borrower.

                                   ARTICLE II
                          COVENANTS OF BORROWER PARTIES

2.01 Notice of Proceedings. Each of the Borrower Parties, severally, covenants and agrees with Agent and the Lenders that, for a period of thirteen (13) calendar months after the date of this Agreement, the Borrower Parties shall notify Agent and the Lenders in writing, promptly upon learning of the institution of any suit, administrative proceeding, adversary proceeding, or other legal proceedings which, if adversely determined, may materially and adversely affect the settlement of the Loan effectuated by this Agreement and the other Settlement Documents, or the financial condition of Borrower.

2.02 Further Assurances. Each of the Borrower Parties, severally, covenants and agrees with Agent and the Lenders that the Borrower Parties, and each of them, shall execute and deliver to Agent and the Lenders such agreements, instruments, documents, and other writings as may be requested from time to time by Agent or the Lenders to consummate the transactions contemplated by this Agreement and the other Settlement Documents.

2.03 Modifications. Each of the Borrower Parties, severally, covenants and agrees with Agent and the Lenders that none of the Borrower Parties shall directly or indirectly take any action of any kind or nature whatsoever seeking in whole or in part to modify, alter, or diminish the force or effect of any of the terms and conditions of this Agreement or any of the terms and conditions of any of the other Settlement Documents.

                                  ARTICLE III
      REFINANCE OF TRANCHE C LOANS; AGREEMENTS OF FORMER TRANCHE C LENDERS

3.01 Refinance of Tranche C Loans. Each of the Former Tranche C Lenders hereby acknowledges and agrees with Agent and the Lenders (a) that the indebtedness and obligations owing by Borrower to the Former Tranche C Lenders under the Tranche C Notes and the other Loan Documents has been refinanced pursuant to (i) the Promissory Note dated March 31, 2004 between the Borrower and Oak Hill (the "Oak Hill Refinance Note") and (ii) the Promissory Note dated March 31, 2004 between the Borrower and OHSF (the "OHSF Refinance Note" and, together with the Oak Hill Refinance Note, the "Refinance Notes"), (b) that the Borrower's obligations under the Refinance Notes (the "Refinance Loan") are not secured by any of the Collateral or any other real or personal property, and (c) that neither of the Former Tranche C Lenders has any further rights of any kind or nature whatsoever under the Credit Agreement or the other Loan Documents or otherwise against Agent or the Lenders or in or to the Collateral. Each of the Former Tranche C Lenders, for itself and on behalf of its successors and assigns, does hereby waive, release and relinquish any and all rights of any kind or nature whatsoever that the Former Tranche C Lenders, or either of them, may have against Agent or the Lenders or in or to the Collateral under or in connection with the Credit Agreement or the other Loan Documents. The Former Tranche C Lenders further acknowledge and agree that neither of them constitute "Lenders" under the Credit Agreement or any of the other Loan Documents and that none of Agent or the Lenders has any further obligation to any Former Tranche C Lender of any kind or nature whatsoever on account of the Loan or under the Loan Documents or any other agreement between Agent, the Lenders and the Former Tranche C Lenders relating to the Loan. Each of the Agent and the Lenders hereby confirm their consent to the refinance of the indebtedness and obligations owing by Borrower to the Former Tranche C Lenders under the Tranche C Notes and the other Loan Documents pursuant to the Refinance Loan.

3.02 Release and Covenant Not To Sue By Former Tranche C Lenders. The Former Tranche C Lenders, and each of them, jointly and severally, on behalf of themselves and all of their respective successors and assigns, do hereby remise, release, acquit, waive, satisfy, and forever discharge Agent and the Lenders, their predecessors-in-interest, their respective subsidiaries and affiliates, and all of their respective past, present, and future officers, directors, employees, agents, representatives, servicers, attorneys, participants, heirs, successors, and assigns (collectively, the "A/B Lender Parties") from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, objections, defenses, setoffs, actions, claims, demands, and causes of action of any nature whatsoever, whether at law or in equity, whether known, or unknown, either now accrued or hereafter maturing, which the Former Tranche C Lenders, or any of them, now has or hereafter can, shall, or may have by reason of any matter, cause, or thing from the beginning of the world to and including the date of this Agreement arising out of or relating to (a) the Loan, including, but not limited to, the administration or funding thereof, (b) the Loan Documents or the indebtedness evidenced and secured thereby, (c) the Collateral or the development, financing, and operation thereof, (d) the settlement contemplated and effectuated hereby and the other Settlement Documents, and (e) any other agreement or transaction between the Former Tranche C Lenders, or any of them, and Agent or the Lenders or any subsidiary or affiliate of Agent or the Lenders relating to the Loan; and the Former Tranche C Lenders, jointly and severally, for themselves and all of their respective heirs, successors, and assigns, hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the A/B Lender Parties by reason of or in connection with any of the foregoing matters, claims, or causes of action.

3.03 Covenants of NonInterference. The Former Tranche C Lenders, and each of them, jointly and severally, covenant and agree with Agent and the Lenders that none of the Former Tranche C Lenders shall take any action of any kind or nature whatsoever, either directly or indirectly, to oppose, impede, obstruct, hinder, enjoin, or otherwise interfere with the settlement transactions contemplated hereby and by the other Settlement Documents. The Former Tranche C Lenders, and each of them, jointly and severally, further covenant and agree with Agent and the Lenders that, for a period of two (2) years from and after the date of this Agreement, none of the Former Tranche C Lenders, shall, directly or in concert, collusion, or cooperation with others (a) cause Borrower or KLTD to file a voluntary petition under any chapter of the United States Bankruptcy Code, 11 U.S.C. ss.101, et seq. (the "Bankruptcy Code"), or to file any petition for dissolution or liquidation, or in any manner seek any relief under any local, state, federal or other insolvency laws or other laws providing for relief of debtors, or (b) cause any involuntary petition under any chapter of the Bankruptcy Code to be filed against Borrower or KLTD, or (c) cause Borrower or KLTD to become the subject or any dissolution, liquidation or insolvency proceeding or any other proceeding pursuant to any local, state, federal, or other insolvency laws or other laws providing for relief of debtors; provided, that if a Tranche C Lender shall take any action described in this sentence with respect to American Skiing Company or any of American Skiing Company's affiliates or subsidiaries (other than the Borrower, Canyons or KLTD), such action or actions shall not be deemed to be in breach or violation of this
Section 3.03, whether or not the Borrower, Canyons or KLTD becomes subject to a proceeding that is consolidated with a proceeding of American Skiing Company or such affiliate or subsidiary.

3.04 Authority of Oak Hill. Oak Hill warrants and represents to Agent and the Lenders that Oak Hill is a duly organized, validly existing limited partnership in good standing under the laws of the State of Delaware; that Oak Hill has the power and authority to execute, deliver, and perform its obligations under this Agreement; that the execution, delivery, and performance of this Agreement by Oak Hill have been duly authorized pursuant to all requisite partnership action on behalf of Oak Hill and consented to and approved by all necessary parties; that the execution, delivery and performance of this Agreement by Oak Hill does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Oak Hill, or (ii) result in a breach or constitute or cause a default under any indenture, agreement, lease, or instrument to which Oak Hill is a party; and that, as of the date hereof and prior to giving effect to the Refinance Note to Oak Hill, Oak Hill has not transferred, assigned or otherwise disposed of any interest in its Tranche C Note or any of the other Loan Documents and that Oak Hill and OHSF are the only Tranche C Lenders under the Credit Agreement.

3.05 Authority of OHSF. OHSF warrants and represents to Agent and the Lenders that OHSF is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware; that OHSF has the power and authority to execute, deliver, and perform its obligations under this Agreement; that the execution, delivery, and performance of this Agreement by OHSF have been duly authorized pursuant to all requisite limited liability company action on behalf of OHSF and consented to and approved by all necessary parties; that the execution, deliver and performance of this Agreement by OHSF does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to OHSF, or (ii) result in a breach or constitute or cause a default under any indenture, agreement, lease, or instrument to which OHSF is a party; and that, as of the date hereof and prior to giving effect to the Refinance Note to OHSF, OHSF has not transferred, assigned or otherwise disposed of any interest in its Tranche C Note or any of the other Loan Documents and that Oak Hill and OHSF are the only Tranche C Lenders under the Credit Agreement.

                                   ARTICLE IV
                      RESTRUCTURING OF LOAN AND SETTLEMENT

4.01     Agreements Regarding Indebtedness.

(a) Waiver of Late Fees and Interest by Ski 2000. Borrower, SPLC and Ski 2000 acknowledge and agree that, as of and including the date hereof, the indebtedness owing to Ski 2000 on account of principal, interest (both default rate and regular interest) and late fees on the Loan is $39,212,200.20. Ski 2000 hereby acknowledges that, pursuant to the terms of a separate letter agreement, Ski 2000 is agreeing to waive its right to receive certain amounts that have heretofore accrued and are owing to Ski 2000 under the Loan Documents on account of principal, interest or late charges (the amount equal to the difference between $39,212,200.20 and the amount being waived by Ski 2000 is hereinafter referred to as the "Ski 2000 Indebtedness"). Borrower and SPLC acknowledge and agree that interest shall continue to accrue on the outstanding principal balance of the Ski 2000 Indebtedness at the rate of $13,181.91 per day until the Ski 2000 Indebtedness is satisfied in full. Additionally, Borrower remains obligated to reimburse Ski 2000 for an amount equal to the fees and expenses incurred by Ski 2000 in connection with the settlement of the Loan, including attorneys fees and expenses.

(b) Waiver of Late Fees and Interest by Fleet. Borrower, SPLC and Fleet acknowledge and agree that, as of and including the date hereof, the indebtedness owing to Fleet on account of principal, interest (both default rate and regular interest) and late fees on the Loan is $14,633,494.16. Fleet hereby acknowledges that, pursuant to the terms of a separate letter agreement, Fleet is agreeing to waive its right to receive certain amounts that have heretofore accrued and are owing to Fleet under the Loan Documents on account of principal, interest or late charges (the amount equal to the difference between $14,633,494.16 and the amount being waived by Fleet is hereinafter referred to as the "Fleet Indebtedness"). Borrower and SPLC acknowledge and agree that interest shall continue to accrue on the outstanding principal balance of the Fleet Indebtedness at the rate of $909.21 per day until the Fleet Indebtedness is repaid in full.

(c) Exchange of Collateral for Ski 2000 Indebtedness. Ski 2000 hereby agrees that, notwithstanding anything to the contrary contained in the Loan Documents, Borrower's obligations to Ski 2000 on account of the Ski 2000 Indebtedness shall be secured solely by the membership interest and rights related thereto of Borrower in SPLC collaterally assigned to Ski 2000 pursuant to that certain Pledge Agreement of even date herewith made by Borrower in favor of Ski 2000 and Ski 2000 shall have no further interest in any of the Collateral for the Loan. After giving effect to the foregoing transaction and prior to giving effect to the transactions contemplated by Section 4.05 below, Borrower acknowledges that Agent and Fleet shall continue to have the right to exercise any and all rights and remedies against Borrower and the Collateral (and any additional collateral granted to Agent for the benefit of Agent and Fleet) under the Loan Documents, at law or in equity on account of the indebtedness and other obligations of Borrower to Agent and Fleet under the Loan Documents.

4.02 Formation of SPLC. Borrower and KLTD represent and warrant to Agent, Fleet and Ski 2000 that Borrower and KLTD have formed SPLC, that Borrower and KLTD are the only members of SPLC. In consideration of its ownership interest in SPLC, Borrower has agreed to transfer to SPLC, and Borrower hereby agrees, immediately upon the execution and delivery of this Agreement, to transfer to SPLC, the assets described in Schedule 4.02(a) attached hereto and made a part hereof (collectively, the "ASCRP/SPLC Assets"), which ASCRP/SPLC Assets shall be transferred to SPLC subject to the Loan and the Loan Documents including, specifically, the liens and security interests created by the Loan Documents, as applicable. Borrower and Canyons acknowledge and agree that, prior to the assumption by SPLC of the Loan and Borrower's obligations under the Loan Documents and the release by Agent of a portion of the Collateral as contemplated in Section 4.05(c) below, (a) Borrower and Canyons shall remain fully liable to Agent and the Lenders for their respective obligations to Agent and the Lenders under the Loan Documents, as such obligations have been modified pursuant to Section 4.01, and (b) all assets of Borrower and Canyons securing the Loan and the other obligations of Borrower under the Loan Documents to Agent and the Lenders shall continue to secure the Loan and such other obligations. In consideration of its ownership interest in SPLC, KLTD has agreed to transfer to SPLC, and KLTD hereby agrees, immediately upon the execution and delivery of this Agreement, to transfer to SPLC, the assets described on Schedule 4.02(b) attached hereto and made a part hereof (collectively, the "KLTD/SPLC Assets"), which KLTD/SPLC Assets shall be conveyed to SPLC free and clear of any and all liens and encumbrances except for those encumbrances described on Exhibit "F" attached hereto and made a part hereof.

4.03 Formation of Cherry Knoll Entity. Immediately following the transfer of the KLTD/SPLC Assets to SPLC, SPLC shall transfer to Cherry Knoll Associates LLC, a Delaware limited liability company (the "Cherry Knoll Entity"), its undivided 50% interest in the real property described on Exhibit "G" attached hereto and made a part hereof (the "Cherry Knoll Property") and KLTD shall transfer to the Cherry Knoll Entity its undivided 50% interest in the Cherry Knoll Property. The Cherry Knoll Entity shall be a Delaware limited liability company owned fifty percent (50%) by SPLC and fifty percent (50%) by KLTD. The operating agreement for the Cherry Knoll Entity shall be in the form of Exhibit "H" attached hereto and made a part hereof.

4.04 Exchange of Ski 2000 Debt For SPLC Interests. Immediately following the conveyance of the ASCRP/SPLC Assets and the KLTD/SPLC Assets to SPLC and the conveyance by SPLC and KLTD of their respective interests in the Cherry Knoll Property to the Cherry Knoll Entity, Ski 2000, Borrower and KLTD shall enter into an Exchange Agreement in form and substance reasonably acceptable to Borrower and Ski 2000 (the "Exchange Agreement") and that certain Amended and Restated Limited Liability Company Agreement of SP Land Company, LLC in the form of Exhibit "J" attached hereto (the "Restated SPLC Operating Agreement"), pursuant to which, among other things, Ski 2000 shall exchange the Ski 2000 Indebtedness for a seventy-five percent (75%) preferred ownership interest in SPLC having the rights and preferences set forth in the Restated SPLC Operating Agreement (the foregoing exchange being referred to as the "Exchange"). Each of Ski 2000, Borrower, KLTD and SPLC agree that the consummation of the Exchange shall result in the extinguishment of the Ski 2000 Indebtedness and that upon consummation of the Exchange the Ski 2000 Indebtedness shall be deemed paid and satisfied in full, that neither Ski 2000 nor SPLC shall have any right, title or interest as a "Lender" in, to or under the Loan or the Loan Documents or any Collateral for the Loan, and that neither Agent nor Fleet shall have any duty or obligation of any kind or nature whatsoever to Ski 2000 or SPLC under or on account of the Loan or the Loan Documents including, specifically, but without limitation, any obligation to remit any portion of any payment received or applied by Agent or Fleet against the indebtedness and other obligations owing under the Loan Documents. In furtherance of the foregoing, each of Ski 2000, Borrower, KLTD, SPLC and the Former Tranche C Lenders agree that, upon the consummation of the Exchange, among other things, Fleet shall be the Agent and sole "Lender" under the Loan Documents, SPLC shall be owned 75% by Ski 2000, 24% by KLTD and 1% by Borrower and SPLC shall be the owner of (i) the ASCRP/SPLC Assets, (ii) the KLTD/SPLC Assets (other than the undivided 50% interest in the Cherry Knoll Property which will have theretofore been transferred to the Cherry Knoll Entity) and (iii) a 50% membership interest in the Cherry Knoll Entity.

4.05     Assumption of Loan by SPLC; Release of Borrower and Collateral.

(a) Assumption. Immediately prior to the consummation of the Exchange, SPLC, Borrower, Agent and Fleet shall execute and deliver a Consent and Assumption Agreement in the form of Exhibit "K" attached hereto (the "Assumption Agreement") pursuant to which, among other things, SPLC shall assume the Loan and all obligations of Borrower under the Loan Documents. In connection with the execution and delivery of the Assumption Agreement, SPLC shall execute and deliver to Agent that certain Mortgage, Assignment of Leases and Rents, Financing Statement and Security Agreement (the "SPLC Mortgage") in the form of Exhibit "I" attached hereto encumbering the Killington Land as security for the Loan and SPLC's obligations under the Loan Documents. The Borrower Parties acknowledge and agree that, in addition to the Killington Land, all other assets of SPLC shall continue to constitute collateral for the Loan and the obligations of SPLC under the Loan Documents.

(b) Release of Borrower by Fleet. Pursuant to the Assumption Agreement, Fleet shall release Borrower and Canyons from their respective obligations under the Loan Documents to the extent provided in the Assumption Agreement.

(c) Release of Collateral. Simultaneously with the execution and delivery by SPLC of the Assumption Agreement and the SPLC Mortgage, Agent shall execute and deliver to Borrower release documents in form and substance reasonably satisfactory to Agent and Borrower pursuant to which Agent shall release its liens on and security interests in all of the real and personal property owned by Borrower and Canyons constituting Collateral, other than the ASCRP/SPLC Assets, including, without limitation, the property located at or relating to The Canyons in Park City, Utah (the "Canyons Property"), the real and personal property owned by Borrower at Mount Snow located in Windham County, Vermont, the real property owned by Borrower in Killington, Vermont not constituting a part of the ASCRP/SPLC Assets and Borrower's stock in Grand Summit Resort Properties, Inc. and Canyons. Fleet, individually or in its capacity as Agent, as applicable, covenants and agrees, at Borrower's sole cost and expense, to execute and deliver such further agreements, instruments, documents and other writings as Borrower or Canyons may reasonably request to effectuate the release of the Collateral, other than the ASCRP/SPLC Assets, provided such further release documents are in form and substance reasonably acceptable to Fleet. Additionally, Agent and the Lenders agree that Agent shall remit to Borrower from amounts on deposit in the General Cash Collateral Account, the sum of $315,231.00 in order to reimburse Borrower for certain real estate tax liabilities incurred by Borrower relating to the Steamboat Property and the Canyons Property.

4.06 Conditions to Effectiveness. Each of the parties hereto acknowledges and agrees that the consummation of each of the individual transactions contemplated by Section 4.01 through and including Section 4.05 of this Agreement is conditioned upon the consummation of all of the transactions contemplated by said Sections and that the consummation of each such transaction is intended to occur in the order contemplated herein and to be effective as of the date hereof. Notwithstanding the foregoing, the parties hereto further acknowledge and agree (a) that this Agreement and the other Settlement Documents, as and when the same are approved and executed by the applicable parties thereto (it being acknowledged that the Settlement Documents set forth as items 2, 4, 9(b)-(h), 10 and 12 on Schedule 1 attached hereto (collectively, the "Settlement Documents in Progress") have not yet been finalized), are to be placed in escrow with Gravel and Shea, a Vermont professional corporation ("Escrow Agent") and held by Escrow Agent pursuant to the terms of that certain Escrow Agreement of even date herewith among Agent, the Lenders, the Borrower Parties and Escrow Agent (the "Escrow Agreement") pending the satisfaction of the conditions precedent to the release of this Agreement and the other Settlement Documents from escrow set forth in the Escrow Agreement, (b) that neither this Agreement, the other Settlement Documents nor the transactions contemplated hereby or thereby shall be of any force or effect unless each condition to the release of this Agreement and the other Settlement Documents from escrow set forth in the Escrow Agreement has been satisfied (or waived by the party for whose benefit such condition exists) in accordance with the terms and conditions of the Escrow Agreement, and (c) that as the Settlement Documents in Progress are approved and executed, the same shall be delivered to Escrow Agent and shall become "Escrowed Documents" under the Escrow Agreement. Each party hereto agrees that no party to any of the Settlement Documents in Progress shall have any obligation to agree on the terms of any of the Settlement Documents in Progress and none of the Settlement Documents in Progress shall be approved or deemed approved until such time, if any, as each of the applicable parties thereto have approved the terms thereof (inclusive of all schedules and exhibits thereto), in each case in their sole and absolute discretion. Additionally, none of the Settlement Documents in Progress shall be approved or deemed approved unless the "mortgagee protection" provisions thereof, or reasonably requested by Fleet to be included therein based upon Fleet's review of such document, have been reviewed and approved by Fleet in writing. In the event the parties are not able to agree upon the Settlement Documents in Progress or the conditions to the release of this Agreement and the other Settlement Documents from escrow are not satisfied in accordance with the terms of the Escrow Agreement within the time period provided in the Escrow Agreement (i) the parties hereto shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Agent, the Lenders and the Former Tranche C Lenders shall continue as if neither this Agreement nor any other Settlement Document had been executed or delivered in escrow, (iii) each and every Default and Event of Default under the Credit Agreement and the other Loan Documents declared or occurring prior or subsequent to the date hereof shall be deemed to be a continuing Default and Event of Default; and (iv) neither the Loan, the Credit Agreement, the Notes, nor any other Loan Document shall be or shall be deemed to have been reinstated or otherwise affected by this Agreement or any of the other Settlement Documents and the Loan shall remain immediately due and payable in full; and the Borrower Parties and the Former Tranche C Lenders hereby expressly waive the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with this sentence.

                                   ARTICLE V
                        RELEASES AND COVENANTS NOT TO SUE

5.01 Release and Covenant Not To Sue by Borrower and Canyons. The Borrower and Canyons, and each of them, jointly and severally, on behalf of themselves and all of their respective heirs, successors, and assigns, do hereby remise, release, acquit, waive, satisfy, and forever discharge Agent, the Original Lenders and OHSF, their predecessors-in-interest, their respective subsidiaries and affiliates, and all of their respective past, present, and future officers, directors, employees, agents, representatives, servicers, attorneys, participants, heirs, successors, and assigns (collectively, the "Lender Parties") from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, objections, defenses, setoffs, actions, claims, demands, and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or hereafter maturing, which the Borrower Parties, or any of them, now has or hereafter can, shall, or may have by reason of any matter, cause, or thing from the beginning of the world to and including the date of this Agreement, including specifically, but without limitation, matters arising out of or relating to (a) the Loan, including, but not limited to, the administration or funding thereof, (b) the Loan Documents or the indebtedness evidenced and secured thereby, (c) the Collateral or the development, financing, and operation thereof, (d) the settlement contemplated and effectuated hereby and the other Settlement Documents, and (e) any other agreement or transaction between the Borrower Parties, or any of them, and Agent or the Lenders or any subsidiary or affiliate of Agent or the Lenders; and the Borrower and Canyons, jointly and severally, for themselves and all of their respective heirs, successors, and assigns, hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Lender Parties by reason of or in connection with any of the foregoing matters, claims, or causes of action. Notwithstanding the foregoing, Agent and the Lenders acknowledge and agree that the foregoing release and covenant not to sue does not apply to any claims or causes of action arising out of or resulting from any breach by the Agent or the Lenders of any of their respective agreements under this Agreement or any of the other Settlement Documents.

5.02 Release and Covenant Not To Sue by KLTD. KLTD, on behalf of itself and all of its successors and assigns, does hereby remise, release, acquit, waive, satisfy, and forever discharge each of the Lender Parties from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, objections, defenses, setoffs, actions, claims, demands, and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or hereafter maturing, which KLTD now has or hereafter can, shall, or may have by reason of any matter, cause, or thing from the beginning of the world to and including the date of this Agreement arising out of or relating to (a) the Loan, including, but not limited to, the administration or funding thereof, (b) the Loan Documents or the indebtedness evidenced and secured thereby, (c) the Collateral or the development, financing, and operation thereof, (d) the settlement contemplated and effectuated hereby and the other Settlement Documents, and (e) any other agreement or transaction between the Borrower Parties, or any of them, and Agent or the Lenders or any subsidiary or affiliate of Agent or the Lenders relating to the Loan; and KLTD, for itself and all of its successors and assigns, hereby covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Lender Parties by reason of or in connection with any of the foregoing matters, claims, or causes of action. Notwithstanding the foregoing, Agent and the Lenders acknowledge and agree that the foregoing release and covenant not to sue does not apply to any claims or causes of action arising out of or resulting from any breach by the Agent or the Lenders of any of their respective agreements under this Agreement or any of the other Settlement Documents.

5.03 Release and Covenant Not To Sue By Ski 2000. Ski 2000, on behalf of itself and all of its successors and assigns, does hereby remise, release, acquit, waive, satisfy, and forever discharge Fleet, individually and in its capacity as Agent, its predecessors-in-interest, subsidiaries and affiliates, and all of its past, present, and future officers, directors, employees, agents, representatives, servicers, attorneys, participants, heirs, successors, and assigns (collectively, the "Fleet Parties") from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, objections, defenses, setoffs, actions, claims, demands, and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or hereafter maturing, which Ski 2000 now has or hereafter can, shall, or may have by reason of any matter, cause, or thing from the beginning of the world to and including the date of this Agreement arising out of or relating to (a) the Loan, including, but not limited to, the administration or funding thereof, (b) the Loan Documents or the indebtedness evidenced and secured thereby, (c) the Collateral or the development, financing, and operation thereof, (d) the settlement contemplated and effectuated hereby and the other Settlement Documents, and (e) any other agreement or transaction between Ski 2000, and Fleet, individually or in its capacity as Agent, relating to the Loan; and Ski 2000, for itself and all of its successors and assigns, hereby covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Fleet Parties by reason of or in connection with any of the foregoing matters, claims, or causes of action. Notwithstanding the foregoing, Fleet acknowledges and agrees that the foregoing release and covenant not to sue does not apply to any claims or causes of action arising out of or resulting from any breach by Fleet of any of its agreements under this Agreement or any of the other Settlement Documents.

5.04 Release and Covenant Not To Sue By Fleet. Fleet, on behalf of itself and all of its successors and assigns, does hereby remise, release, acquit, waive, satisfy, and forever discharge Ski 2000 in its capacity as a "Lender" under the Credit Agreement, its predecessors-in-interest, subsidiaries and affiliates, and all of its past, present, and future officers, directors, employees, agents, representatives, servicers, attorneys, participants, heirs, successors, and assigns (collectively, the "Ski 2000 Parties") from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, objections, defenses, setoffs, actions, claims, demands, and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or hereafter maturing, which Fleet now has or hereafter can, shall, or may have by reason of any matter, cause, or thing from the beginning of the world to and including the date of this Agreement arising out of or relating to (a) the Loan, (b) the Loan Documents,
(c) the Collateral, (d) the settlement contemplated and effectuated hereby and the other Settlement Documents, and (e) any other agreement or transaction between Fleet, individually or in its capacity as Agent, and Ski 2000 relating to the Loan; and Fleet, for itself and all of its successors and assigns, hereby covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Ski 2000 Parties by reason of or in connection with any of the foregoing matters, claims, or causes of action. Notwithstanding the foregoing, Ski 2000 acknowledges and agrees that the foregoing release and covenant not to sue does not apply to any claims or causes of action arising out of or resulting from any breach by Ski 2000 of any of its agreements under this Agreement or any of the other Settlement Documents.

5.05 Release and Covenant Not to Sue By Agent and Lenders. The Agent and the Lenders, and each of them, jointly and severally, on behalf of themselves and all of their respective successors and assigns, do hereby remise, release, acquit, waive, satisfy, and forever discharge the Former Tranche C Lenders in their capacity as "Tranche C Lenders" under the Credit Agreement, their predecessors-in-interest, their respective subsidiaries and affiliates (other than Borrower, Canyons, KLTD and any affiliate of Borrower, Canyons or KLTD), and all of their respective past, present, and future officers, directors, employees, agents, representatives, servicers, attorneys, participants, heirs, successors, and assigns (collectively, the "Former Tranche C Lender Parties") from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, objections, defenses, setoffs, actions, claims, demands, and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or hereafter maturing, which the Agent or the Lenders, or any of them, now has or hereafter can, shall, or may have by reason of any matter, cause, or thing from the beginning of the world to and including the date of this Agreement arising out of or relating to (a) the Loan, including, but not limited to, the administration or funding thereof, (b) the Loan Documents or the indebtedness evidenced and secured thereby, (c) the Collateral or the developments, financing, and operation thereof, (d) the settlement contemplated and effectuated hereby and the other Settlement Documents, and (e) any other agreement or transaction between the Agent and the Lenders, or any of them, and the Former Tranche C Lenders solely relating to the Loan; and the Agent and the Lenders, jointly and severally, for themselves and all of their respective heirs, successors, and assigns, hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Former Tranche C Lender Parties by reason of or in connection with any of the foregoing matters, claims, or causes of action. Notwithstanding the foregoing, each of the Former Tranche C Lenders acknowledges and agrees that the foregoing release and covenant not to sue does not apply to any claims or causes of action arising out of or resulting from any breach by any of the Former Tranche C Lenders of any of their agreements under this Agreement or any of the other Settlement Documents.

                                   ARTICLE VI
                                   BANKRUPTCY

6.01 Material Inducement. The Borrower Parties, and each of them, jointly and severally, acknowledge and agree that the representations, warranties, covenants, and agreements contained in this Article VI constitute a material inducement to Agent and the Lenders to enter into this Agreement and the transactions contemplated hereby and that without the inclusion of this Article VI herein Agent and the Lenders would not have entered into this Agreement.

6.02 No Fraudulent Intent. The Borrower Parties, and each of them, jointly and severally, hereby acknowledge, warrant, represent, and agree that neither the execution and delivery of this Agreement or any of the other Settlement Documents nor the performance of any actions required hereunder or thereunder is being consummated by the Borrower Parties, or any of them, with or as a result of any actual intent by the Borrower Parties, or any of them, to hinder, delay, or defraud any entity to which the Borrower Parties, or any of them, are now or will hereafter become indebted.

6.03 No Bankruptcy Intent. Each of the Borrower Parties acknowledge, warrants, represents, covenants, and agrees that neither Borrower, nor such Borrower Party, has any present intent: (i) to file any voluntary petition in bankruptcy under any chapter of the Bankruptcy Code or in any manner to seek relief, protection, reorganization, liquidation, dissolution, or similar relief for debtors under any local, state, federal, or other insolvency laws or laws providing for relief of debtors, or in equity, or directly or in concert, collusion, or cooperation with others to cause any of the Borrower Parties to file any such petition or to seek any such relief either at the present time or at any time hereafter; or (ii) directly or in concert, collusion, or cooperation with others to cause any involuntary petition under any chapter of the Bankruptcy Code to be filed against any of the Borrower Parties or directly or in concert, collusion, or cooperation with others to cause any of the Borrower Parties to become the subject of any proceedings pursuant to local, state, federal, or other insolvency laws or laws providing for relief of debtors, or in equity, either at the present time or at any time hereafter; or (iii) directly or in concert, collusion, or cooperation with others to cause any of the Collateral or any of the Killington Land or any interest of any of the Borrower Parties in the Collateral or the Killington Land to become the property of any bankruptcy estate or the subject of any local, state, federal, or other bankruptcy, dissolution, liquidation, or insolvency proceedings either at the present time or at any time hereafter.

6.04 Settlement in Best Interests; Consideration. Each of the Borrower Parties acknowledges, warrants, represents, covenants, and agrees (a) that the settlement evidenced by this Agreement and the other Settlement Documents is in the best interests of Borrower, KLTD and Canyons and the respective creditors of Borrower, KLTD and Canyons in that, among other things, the settlement (i) will resolve Agent's and the Lenders' claims against Borrower and Canyons in a manner which is fair and reasonable in all respects and which will permit Borrower, Canyons, KLTD and their respective affiliates to avoid the adverse public notoriety of a foreclosure against the Collateral, (ii) will permit Borrower and Canyons to avoid the costs, expenses, and burdens of litigation with Agent and the Lenders, (iii) will permit KLTD to obtain fee and leasehold title to certain real property located in Killington, Vermont that is materially beneficial to KLTD's business operations in the short term (KLTD acknowledging and agreeing that avoiding a foreclosure by Agent upon the land in Killington, Vermont constituting a portion of the Collateral would permit KLTD to maintain a significant portion of its day-skier parking areas, a portion of its ski-teaching slopes and certain other property critical to its operations) and
(iv) will provide KLTD with a twenty-four percent (24%) ownership interest in SPLC and Borrower with a one percent (1%) ownership interest in SPLC, and (b) that the benefits which inure to Borrower, KLTD and Canyons pursuant to this Agreement and the other Settlement Documents constitute more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) in exchange for the benefits to be provided by Borrower, KLTD and Canyons to Agent and the Lenders pursuant to this Agreement and the other Settlement Documents.

6.05 No Equity in Project; No Prospects for an Effective Reorganization. Each of the Borrower and Canyons acknowledges, warrants, represents, covenants, and agrees that as of the date hereof, but prior to giving effect to the transactions contemplated hereby and the other Settlement Documents (a) the aggregate fair market value of the Collateral as of the date hereof is less than the amount of the indebtedness evidenced and secured by the Loan Documents; (b) Borrower and Canyons have no equity in the Collateral owned by it, as the term "equity" is used in Section 362(d)(2) of the Bankruptcy Code; and (c) Borrower does not have the ability to achieve an effective reorganization within the meaning of Section 362(d)(2) of the Bankruptcy Code. The Borrower Parties covenant and agree that in any subsequent bankruptcy proceeding involving any of the Borrower Parties or any other person or entity, or the Collateral or the Killington Land, the Borrower Parties shall not make any claim or assertion that is contrary to the foregoing statements contained in this Section 6.05.

6.06 Solvency of KLTD. KLTD warrants, represents, covenants and agrees that (a) KLTD is not insolvent, and the consummation of the settlement transaction contemplated hereby shall not render KLTD insolvent, on a balance sheet basis whereby the sum of KLTD's liabilities equals or exceeds the sum of KLTD's assets, (b) KLTD is able to pay its debts as they become due, and (c) KLTD has sufficient capital to carry on its business.

                                  ARTICLE VII
                                  MISCELLANEOUS

7.01 Agent and Lenders. Each of Ski 2000 and the Former Tranche C Lenders represents and agrees that all actions heretofore taken by Agent in connection with the Loan, including without limitation the administration of the Loan, the enforcement of rights and remedies, and the negotiation of this Agreement and the other Settlement Documents have been taken at the direction of, or with the consent of, the Required Lenders and otherwise in accordance with the terms of the Loan Documents, that neither Ski 2000 nor any Former Tranche C Lender has any claim or cause of action against Agent in connection with or relating to the Loan or the administration or settlement thereof, and that neither of the Former Tranche C Lenders has any claim or cause of action against Ski 2000 in connection with or relating to the Loan or the administration or settlement thereof.

7.02 Survival of Provisions. Except as expressly herein provided, the covenants, acknowledgments, representations, agreements, and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

7.03 No Waivers. Except as specifically and expressly set forth in this Agreement, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of any party under the Loan Documents or at law or in equity. No delay or failure on the part of any party hereto in the exercise of any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any right or remedy hereunder shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any party contrary to the provisions of this Agreement shall be construed to constitute a waiver of any of the express provisions hereof. Any party may in writing expressly waive any of such party's rights under this Agreement without invalidating this Agreement or any portion hereof.

7.04 No Partnership, Joint Venture, or Agency. This Agreement shall not in any respect be interpreted, deemed, or construed as making Agent or Fleet a partner or joint venturer with the Borrower Parties or any of them, nor shall it be interpreted, deemed, or construed as making Agent or Fleet the agent or representative of any of the Borrower Parties. In no event shall Agent or the Lenders be liable for debts or claims accruing or arising against the Borrower Parties or any of them. Except with respect to Ski 2000 following the Exchange, the relationship of Agent and the Lenders to Borrower is that of "lender" and "borrower."

7.05 Successors or Assigns. Whenever in this Agreement any party is named or referred to, the heirs, executors, legal representatives, successors, successors-in-title, and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement shall bind and inure to the benefit of their respective heirs, executors, legal representatives, successors, successors-in-title, and assigns, whether so expressed or not.

7.06 Construction of Agreement. Each party to this Agreement acknowledges that such party has participated in the negotiation of this Agreement and the other Settlement Documents to which it is a party and no provision of this Agreement or any of the other Settlement Documents shall be construed against or interpreted to the disadvantage of any party hereto or thereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, dictated, or drafted such provision; that the Borrower Parties, and each of them, at all times have had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement and the other Settlement Documents, and the Borrower Parties, and each of them, has had the opportunity to review and analyze this Agreement and the other Settlement Documents for a sufficient period of time prior to the execution and delivery thereof; that no representations or warranties have been made by or on behalf of Agent or the Lenders, or relied upon by the Borrower Parties, or any of them, pertaining to the subject matter of this Agreement, other than those that are set forth in this Agreement and the other Settlement Documents, and all prior statements, representations, and warranties, if any, are totally superseded and merged into this Agreement and the other Settlement Documents, which represent the final and sole agreement of the parties with respect to the matters which are the subject hereof; that all of the terms of this Agreement and the other Settlement Documents were negotiated at arm's length and that this Agreement and the other Settlement Documents were prepared and executed without fraud, duress, undue influence, or coercion of any kind exerted by any of the parties upon the others; and that the execution and delivery of this Agreement and the other Settlement Documents to which any of them are a party is the free and voluntary act of such Borrower Party(ies).

7.07 No Admissions. Each of the Borrower Parties, the Former Tranche C Lenders, the Agent and the Lenders expressly acknowledges and agrees that the waivers, estoppels, releases, and covenants not to sue contained in this Agreement shall not be construed as an admission of wrongdoing, liability, or culpability on the part of Agent, the Lenders or the Former Tranche C Lenders or as an admission by Agent, the Lenders or the Former Tranche C Lenders of the existence of any claims against Agent, the Lenders or the Former Tranche C Lenders.

7.08 Notices. Unless and except as otherwise specifically provided herein, any and all notices, elections, approvals, consents, demands, requests, and responses thereto (individually, "Communication") permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or deposit thereof in the United States mail, postage prepaid, and certified with return receipt requested to the other party at the address of such other party set forth hereinbelow or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith. Any Communication, if given to Agent or Fleet, must be addressed as follows, subject to change as provided hereinabove:

                           Fleet National Bank
                           115 Perimeter Center Place, N.E.
                           Suite 500
                           Atlanta, Georgia  30346
                           Attn:  Mr. Jeffrey D. Gilbreath
                           Phone:  (770) 390-6522
                           Facsimile:  (770) 390-8434

                           With a copy to:

                           Fleet National Bank
                           100 Federal Street
                           Boston, Massachusetts  02110
                           Attn: Real Estate Division
                           Facsimile:  (617) 434-7108

                           And with a copy to:

                           James Barkin, Esq.
                           McKenna, Long & Aldridge LLP
                           303 Peachtree Street
                           Suite 5300
                           Atlanta, Georgia  30308

and, if given to Ski 2000 or SPLC must be addressed as follows, subject to change as provided hereinabove:

                           [Insert applicable entity]
                           c/o Eiger, Inc.
                           Suite 300
                           500 Crescent Court
                           Dallas, Texas  75201-0495
                           Attn:  Mr. Paul E. Rowsey III
                           Telecopy No.:  (214) 756-6598

                           and

                           [Insert applicable entity]
                           c/o Eiger, Inc.
                           5855 Sandy Springs Circle
                           Suite 200
                           Atlanta, GA  30328
                           Attn:  Mr. Steven Selbo
                           Telecopy No.:  (404) 236-0107

                           And with a copy to:

                           Baker Botts L.L.P.
                           2001 Ross Avenue
                           Dallas, Texas  75201-2980
                           Attn:  Mark D. Van Kirk, Esq.
                           Telecopy No.:  (214) 661-4593

and, if given to any of Borrower, Canyons or KLTD, must be addressed as follows, subject to change as provided hereinabove:

                           [Insert applicable entity]
                           c/o American Skiing Company
                           136 Heber Avenue, #303
                           Park City, Utah 84060
                           Attn:  Mr. William Fair

                           With a copy to:

                           American Skiing Company
                           One Monument Way, 2nd Floor
                           Portland, Maine 04101
                           Attention:  Foster Stewart, General Counsel

7.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to the choice of laws provisions thereof).

7.10 Waiver of Trial by Jury. AS PART OF THE CONSIDERATION FOR THE COVENANTS AND AGREEMENTS THIS DAY ENTERED INTO BY THE PARTIES HERETO, EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER SETTLEMENT DOCUMENTS.

7.11 Headings. The headings of the articles, sections, and subsections of this Agreement are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof or thereof.

7.12 Modifications. The terms of this Agreement may not be changed, modified, waived, discharged, or terminated orally but only by an instrument or instruments in writing and signed by the party against whom the enforcement of the change, modification, waiver, discharge, or termination is asserted.

7.13     Time of Essence.  Time is of the essence of this Agreement.
         ---------------

7.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal, as of the day and year first above written.

                                 AGENT:
                                 FLEET NATIONAL BANK, as Agent
                                 By: /s/ Jeffrey D. Gilbreath
                                 Name: Jeffrey D. Gilbreath
                                 Title: Group Manager



                                 LENDERS:
                                 FLEET NATIONAL BANK, as a Tranche A Lender and
                                    a Tranche B Lender
                                 By: /s/ Jeffrey D. Gilbreath
                                 Name: Jeffrey D. Gilbreath
                                 Title: Group Manager

                                 SKI PARTNERS LLC, a Delaware limited liability
                                   company (f/k/a Ski Partners 2000, a Delaware
                                   general partnership)as a Tranche A Lender and a Tranche B Lender
                                 By: Eiger Inc., a Delaware corporation, its
                                       managing member
                                         By: /s/ S. Selbo
                                         Name: Steven P. Selbo
                                         Title: Vice President


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                           FORMER TRANCHE C LENDERS:

                           OAK HILL CAPITAL PARTNERS, L.P., a Delaware limited
                                partnership
                           By:    OHCP GenPar, L.P., its general partner
                               By:   OHCP MGP, LLC, its general partner
                                    By: /s/ Kevin Levy
                                    Name: Kevin Levy
                                    Title: Vice President

                           OHSF ASTC, LLC, a Delaware limited liability company
                           By:    Oak Hill Securities Fund, L.P., its member
                               By:   Oak Hill Securities GenPar, L.P., its
                                   general partner

                                   By:   Oak Hill Securities MGP, Inc., its
                                     general partner

                                        By: /s/ William Bohnsack
                                        Name: William Bohnsack
                                        Title: Vice President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                       BORROWER:

                       AMERICAN SKIING COMPANY RESORT PROPERTIES, INC., a Maine
                         corporation

                       By: /s/ William J. Fair
                       Name: William J. Fair
                       Title: President
                                   [CORPORATE SEAL]

                       CANYONS:
                       THE CANYONS RESORT PROPERTIES, INC., a Maine corporation

                       By: /s/ William J. Fair
                       Name: William J. Fair
                       Title: President
                                   [CORPORATE SEAL]

                       KLTD:
                       KILLINGTON, LTD., a Vermont corporation

                       By: /s/ William J. Fair
                       Name: William J. Fair
                       Title: President
                                   [CORPORATE SEAL]

                       SPLC:
                       SP LAND COMPANY, LLC, a Delaware limited liability
                          company
                       By:    Killington, Ltd., a Delaware limited liability
                          company, managing member
                          By: /s/ William J. Fair
                          Name: William J. Fair
                          Title: President